As filed with the Securities and Exchange Commission on September 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-1492269
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Susan C. Miller, Esq.

Senior Vice President, General Counsel and Secretary

Avery Dennison Corporation

150 North Orange Grove Boulevard

Pasadena, California 91103

(626) 304-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua A. Dean, Esq.

Bingham McCutchen LLP

600 Anton Boulevard, Suite 1800

Costa Mesa, California 92626

(714) 830-0617

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE (1)

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed maximum offering price	Amount of Registration Fee(1)
Common Stock, $1.00 par value	(2)	$ (2)
Preferred Stock, $1.00 par value	(2)	$ (2)
Depositary Shares	(2)	$ (2)
Debt Securities	(2)	$ (2)
Warrants	(2)	$ (2)
Purchase Contracts	(2)	$ (2)
Units	(2)	$ (2)

(1)

Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the $63,350 registration fee paid by Avery Dennison Corporation in connection with the Registration Statement on Form S-3 (Registration No. 333-120239) filed on November 5, 2004, was available for future offset and was carried forward to a Registration Statement on Form S-3 (Registration No. 333-147369) filed by Avery Dennison Corporation on November 14, 2007. Pursuant to Rule 457(p), $32,029 of that registration fee remained unused under Registration No. 333-147369 and was carried forward to a Registration Statement on Form S-3 (Registration No. 333-169954) filed by Avery Dennison Corporation on October 15, 2010. Pursuant to Rule 457(p), $16,416 of the registration fee considered paid on October 15, 2010 in connection with Registration No. 333-169954 remains available for future offset and is being carried forward to this registration statement.

(2)

An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.

PROSPECTUS

AVERY DENNISON CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities in any combination from time to time in one or more offerings. The preferred stock, depositary shares, debt securities, warrants, purchase contracts and units may be convertible into or exercisable or exchangeable for our common stock, our preferred stock or our other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Our common stock trades on the New York Stock Exchange under the symbol “AVY.” Our principal executive offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103. Our main telephone number is (626) 304-2000.

Investing in our securities involves risks.  See “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. That prospectus supplement may include a discussion of risk factors or other special considerations that apply to those securities. The supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete for any date other than the date indicated on the cover page of such document.  Our business, financial condition, results of operations and prospects may have changed since any such date.

When we refer to “we,” “our” and “us” in this prospectus, we mean Avery Dennison Corporation and its subsidiaries, unless the context otherwise requires or as otherwise expressly stated. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties.  You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of our securities. If one or more of the events discussed in these risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information we file with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, including us, who file electronically with the SEC. Our website address is www.averydennison.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC, as indicated below, or us, as indicated under the heading “Incorporation of Certain Documents by Reference.” Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., obtain a copy of the registration statement by mail from the Public Reference Section of the SEC at prescribed rates or view it on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

•                                          our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 (filed with the SEC on February 27, 2013), including information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A relating to our 2013 Annual Meeting of Stockholders (filed with the SEC on March 8, 2013);

•                                          our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2013 (filed with the SEC on May 7, 2013) and June 29, 2013 (filed with the SEC on August 7, 2013);

•                                          our Current Reports on Form 8-K filed with the SEC on January 30, 2013 (containing Items 1.01, 8.01 and 9.01), February 28, 2013, March 29, 2013, April 8, 2013, April 26, 2013, July 1, 2013 (as amended by Amendment No. 1 filed on July 5, 2013), July 31, 2013, August 30, 2013 and September 18, 2013;

•                                          the description of our common stock, par value $1.00 per share, set forth in our Current Report on Form 8-K filed with the SEC on September 18, 2013 and any amendments or reports filed for the purpose of updating such description;

•                                          the description of Preferred Share Purchase Rights set forth in our Form 8-A filed with the SEC on December 16, 1997 and any amendments or reports filed for the purpose of updating such description; and

•                                          the description of HiMEDS Units set forth in our Form 8-A filed with the SEC on November 14, 2007 and any amendments or reports filed for the purpose of updating such description.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Corporate Secretary
Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103
(626) 304-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain certain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “intention,” “may,” “might,” “objective,” “plan,” “potential,” “project,” “seek,” “shall,” “should,” “target,” “will,” “would,” or variations thereof and other expressions, which refer to future events and trends, identify forward-looking statements. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties, which could cause our actual results to differ materially from expected results, performance or achievements of the Company expressed or implied by such forward-looking statements.

Certain risks and uncertainties are discussed in more detail in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and elsewhere in other reports and documents we file with the SEC that are incorporated by reference herein and include, but are not limited to, risks and uncertainties relating to fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of potential dispositions; timing and amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impact of economic conditions on underlying demand for our products; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

The forward-looking statements included in this prospectus and any accompanying prospectus supplement and the reports and documents that we incorporate by reference herein and therein are made only as of their respective dates, and we assume no duty to update the forward-looking statements to reflect new, changed or unanticipated events or circumstances, other than as may be required by law.

AVERY DENNISON CORPORATION

We are a recognized industry leader in pressure-sensitive technology and materials, retail branding and information solutions, and identification products for businesses and consumers worldwide. Headquartered in Pasadena, California, we had net sales of $6.0 billion from continuing operations for 2012. Our products include: pressure-sensitive labeling materials; graphics and reflective solutions; retail apparel ticketing and branding systems; radio-frequency identification inlays and tags; and specialty tapes.

Avery Dennison is a Delaware corporation. Our principal executive offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103. Our main telephone number is (626) 304-2000.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

Our ratios of earnings to fixed charges are as follows for the periods indicated:

	Six Months Ended	Fiscal Year
	June 29, 2013	2012	2011	2010	2009(4)	2008
Ratio of earnings to fixed charges(1)(2)(3)	5.8	3.5	3.2	3.2	–	1.7

(1)            The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, “earnings” consist of income before taxes plus fixed charges and amortization of capitalized interest, less capitalized interest. “Fixed charges” consist of interest expense, capitalized interest and the portion of rent expense (estimated to be 35%) on operating leases deemed to be a reasonable approximation of the interest factor.

(2)                   We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to fixed charges is the same as the ratio of earnings to combined fixed charges and preference dividends.

(3)                   On January 29, 2013, we entered into an agreement to sell our Office and Consumer Products (“OCP”) and Designed and Engineered Solutions (“DES”) businesses to CCL Industries Inc.  We completed the sale on July 1, 2013.  The results of the OCP and DES businesses were classified as discontinued operations for the six months ended June 29, 2013 and excluded from the calculation of the respective ratios of earnings to fixed charges.  For fiscal years 2008, 2009, 2010, 2011 and 2012, only the results of the OCP business were reclassified as discontinued operations and excluded from the calculation of the ratio of earnings to fixed charges.  The results of the DES business that were included in income from continuing operations before income taxes were not material to the calculation of the ratio of earnings to fixed charges for fiscal years 2008, 2009, 2010, 2011 and 2012.

(4)                   For the year ended January 2, 2010, our earnings were insufficient to cover fixed charges by $927.5 million. This deficiency primarily resulted from non-cash goodwill and other indefinite lived intangible asset impairment charges of $832 million, a loss on extinguishment of debt of approximately $21 million, and legal settlement costs of $41 million recorded during 2009.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We may invest funds not required immediately for those purposes in short-term investment grade securities.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•                                          common stock;

•                                          preferred stock;

•                                          depositary shares;

•                                          debt securities;

•                                          warrants to purchase debt securities, common stock, preferred stock or depositary shares;

•                                          purchase contracts to purchase common stock, preferred stock or depositary shares; and

•                                          units.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to the offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

DESCRIPTION OF

COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock is only a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Therefore, you should read carefully our Amended and Restated Certificate of Incorporation, as amended, or the Amended and Restated Certificate, and our bylaws, as amended and restated, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

This prospectus describes certain general terms of our capital stock. For a more detailed description of these securities, we refer you to the applicable provisions of Delaware law and our Amended and Restated Certificate. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of our preferred stock, you must refer to both the prospectus supplement relating to that series and the description of our preferred stock set forth in this prospectus.

Pursuant to our Amended and Restated Certificate, our authorized capital stock consists of 400,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of August 31, 2013, we had 97,838,300 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Unless otherwise provided in our Amended and Restated Certificate, in the Delaware General Corporation Law, or the DGCL, or other applicable law, the holders of our common stock are entitled to one vote per share on all matters voted upon by the stockholders, subject to any preferential rights that our board of directors may grant in connection with the future issuance of preferred stock.  Shares of our common stock do not have cumulative voting rights.  If a quorum is present, the affirmative vote of a majority in voting power of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless otherwise provided by the DGCL, the Amended and Restated Certificate (including the certificate of designations of preferences as to any preferred stock), or the rules and regulations of any stock exchange applicable to us or any other applicable law.

Dividend and Liquidation Rights

Each holder of common stock is entitled to receive ratably any dividends declared on the common stock by our board of directors from funds legally available for distribution. In the event of our liquidation, dissolution or winding up, after we pay all debts and other liabilities and any liquidation preference on the preferred stock, each holder of common stock would be entitled to share ratably in all of our remaining assets. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

Preferred Stock

Under the Amended and Restated Certificate, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and the Amended and Restated Certificate to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

•                                          the number of shares constituting each series;

•                                          voting rights;

•                                          rights and terms of redemption (including sinking fund provisions);

•                                          dividend rights and rates;

•                                          conversion rights;

•                                          redemption prices; and

•                                          liquidation preferences.

All shares of preferred stock will, when issued, be fully paid and nonassessable and not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the specific terms of each series of our preferred stock.

Certain Anti-Takeover Matters

Certain provisions of our organizational documents and the DGCL may have the effect of delaying, deferring or preventing a change in control. The provisions described below may also reduce our vulnerability to an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate, bylaws and the DGCL.

No Written Consent of Stockholders

Our bylaws provide that stockholders are not entitled to act by written consent in lieu of a meeting. This provision could discourage potential acquisition proposals and could delay or prevent a change of control.

No Ability of Stockholders to Call Special Meetings

Our Amended and Restated Certificate and bylaws do not provide stockholders with the right to call a special meeting of stockholders.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of Avery Dennison Corporation prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” The restrictions do not apply if:

•                                          prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•                                          upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

•                                          on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Blank Check Preferred Stock

Our Amended and Restated Certificate provides for 5,000,000 authorized shares of “blank check” preferred stock, the terms of which may be determined by our board of directors without obtaining stockholder approval.  Undesignated or “blank check” preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management.

On October 23, 1997, our board of directors adopted a Rights Agreement and declared a dividend distribution of one preferred share purchase right, or a Right, on each outstanding share of our common stock. The Rights expired on October 31, 2007. We have not yet redesignated the Series A Junior Participating preferred stock underlying the Rights.

Our board of directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our board of directors expressly reserves the right to introduce these measures in the future, including, for example, by renewing the Rights, if our board determines in the exercise of its fiduciary duties that the adoption of such measure would be in the best interests of our company and stockholders.

Listing Exchange; Transfer Agent and Registrar

Our common stock is listed on the New York Stock Exchange.  The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

VALIDITY OF THE SECURITIES

Bingham McCutchen LLP, Costa Mesa, California, will pass upon the validity of the securities offered hereby for us.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 29, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky fees and expenses	$(2)
Rating agency fees	$(2)
Miscellaneous	$(2)
Total:	$(2)

(1)                                     Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)                                     These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits us to indemnify our directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article VI of our bylaws provides that we will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by us or in our right, by reason of the fact that such person is or was our director, officer, employee, or, while such person is or was a director, officer or employee of us, is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us, against expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

Our bylaws further state that this indemnification shall not be deemed exclusive of any other rights to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of that person.

Item 16.  Exhibits.

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California, on September 18, 2013.

AVERY DENNISON CORPORATION

By:	/s/ MITCHELL R. BUTIER

Mitchell R. Butier
Senior Vice President and
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dean A. Scarborough, Mitchell R. Butier, and Susan C. Miller, and each of them, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective upon filing pursuant Rule 462(b) under the Securities Act of 1933, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DEAN A. SCARBOROUGH Dean A. Scarborough	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 18, 2013

/s/ MITCHELL R. BUTIER Mitchell R. Butier	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 18, 2013

/s/ LORI J. BONDAR Lori J. Bondar	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 18, 2013

/s/ BRADLEY A. ALFORD Bradley A. Alford	Director	September 18, 2013

/s/ ANTHONY K. ANDERSON Anthony K. Anderson	Director	September 18, 2013

/s/ PETER K. BARKER Peter K. Barker	Director	September 18, 2013

/s/ ROLF L. BöRJESSON Rolf L. Börjesson	Director	September 18, 2013

/s/ JOHN T. CARDIS John T. Cardis	Director	September 18, 2013

/s/ KEN C. HICKS Ken C. Hicks	Director	September 18, 2013

/s/ CHARLES H. NOSKI Charles H. Noski	Director	September 18, 2013

/s/ DAVID E. I. PYOTT David E. I. Pyott	Director	September 18, 2013

/s/ PATRICK T. SIEWERT Patrick T. Siewert	Director	September 18, 2013

/s/ JULIA A. STEWART Julia A. Stewart	Director	September 18, 2013

/s/ MARTHA N. SULLIVAN Martha N. Sullivan	Director	September 18, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for debt securities

1.2*	Form of Underwriting Agreement for warrants

1.3*	Form of Underwriting Agreement for preferred stock and depositary shares

1.4*	Form of Underwriting Agreement for common stock

1.5*	Form of Underwriting Agreement for purchase contracts

1.6*	Form of Underwriting Agreement for units

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on April 28, 2011)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed on February 28, 2013)

4.1

Indenture, dated November 20, 2007, between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A, formerly known as The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on November 20, 2007)

4.2

First Supplemental Indenture, dated November 20, 2007, to Indenture dated November 20, 2007, by and between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed on November 20, 2007)

4.3

Second Supplemental Indenture, dated April 13, 2010, to Indenture dated November 20, 2007, by and between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on April 13, 2010)

4.4

Third Supplemental Indenture, dated April 8, 2013, to Indenture dated November 20, 2007, by and between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on April 8, 2013)

4.5*	Form of Note (to be included in supplemental indenture(s) to be entered into from time to time)

4.6*	Form of Warrant

4.7*	Form of Warrant Agreement

4.8*	Form of Depositary Share

4.9*	Form of Depositary Agreement

4.10*	Form of Purchase Contract

4.11*	Form of Unit Agreement

5.1**	Opinion of Bingham McCutchen LLP

12.1**	Statement regarding the computation of ratio of earnings to fixed charges for the six months ended June 29, 2013 and the fiscal years ended 2012, 2011, 2010, 2009 and 2008

23.1**	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2**	Consent of PricewaterhouseCoopers LLP

24.1**	Powers of Attorney (contained on pages 13-14)

25.1**

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as Trustee under the Indenture

*   To be filed by amendment or incorporated by reference in connection with the offering of the securities

** Filed herewith